Mitel Networks Corporation
(the “Corporation”)
Common Share Purchase Warrant

Date of Issuance: April 29, 2004	Holder: CIBC World Markets Inc.
THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE HEREOF AND (II) THE DATE MITEL NETWORKS CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
1. THIS WARRANT HEREBY ENTITLES the Holder to purchase, subject to the terms and conditions herein, up to ONE MILLION (1,000,000) fully paid and non-assessable Common Shares (the “Shares”) in the capital of the Corporation at a price of ONE DOLLAR ($1.00 Cdn) per Share (the “Exercise Price”).
2. Exercise and Expiry. This Warrant may be exercised in whole or in part at any time and from time to time after the date hereof until the earlier of:
(a) immediately prior to a Liquidity Event (as defined below); or
(b) April 28, 2009,
(the “Expiry Date”).
The number of Shares which may be purchased pursuant to this Warrant and the Exercise Price therefor shall be adjusted in the events and manner specified in this Warrant.
3. Liquidity Event. For the purpose of this Warrant, a Liquidity Event means:
(a)	the initial public offering of Common Shares or other securities in the capital of the Corporation or the securities in the capital of any successor to the Corporation or any other transaction, as a result of which (in either case) the shares of the Corporation or any successor to the Corporation are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange, the NASDAQ National Market System or other exchange or markets acceptable to the Holder (provided, that, any filing of a registration statement or similar instrument with the Securities and Exchange Commission under the U.S. Securities and Exchange Act in fulfillment of the Corporation’s existing obligations as a foreign private issuer shall be deemed not to constitute a Public Offering for the purposes of this Warrant) (a “Public Offering”);

(b)	(A) an amalgamation of the Corporation with another corporation (other than with a

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subsidiary of the Corporation), (B) a statutory arrangement involving the Corporation, (C) the sale, exchange or other disposition of outstanding shares of the Corporation, or (D) any other transaction involving the Corporation (other than a public offering of securities of the Corporation), whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B), (C) or (D) above, any person, together with his or its Affiliates (as defined below) (other than members of the Matthews Group (as defined below)), hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Canada Business Corporations Act) of securities of the Corporation representing more than 50% of the issued and outstanding voting securities in the capital of the Corporation; or

(c)	the sale, lease, exclusive and irrevocable licence, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation to a person other than a person that is an Affiliate of the Corporation.
For purposes of this Section 3, the following capitalized terms have the following meanings:
“Affiliate” means of a person means any person that would be considered to be an “affiliated entity” of such first-mentioned person under Ontario Securities Commission Rule 45-501 — Exempt Distributions; and
“Matthews Group” means:
(i)	Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

(ii)	the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

(iii)	any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

(iv)	any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group; and

(v)	any charitable foundation controlled by any one or more members of the Matthews Group, and, for this purpose, a trustee or trustees referred to in clause (ii) above shall be deemed to beneficially own any shares or partnership interests held by them.
4. Method of Exercise. This Warrant may be exercised by the Holder prior to 5:00 p.m. (Ottawa time) on the Expiry Date by surrendering this Warrant to the Corporation at its office at 350 Legget Drive, Ottawa, Ontario, or at such other place as may be designated by the Corporation, together with the notice of exercise (“Notice of Exercise”) in the form attached hereto as Appendix “A”, setting forth the number of Shares for which it is being exercised, the name or names in which certificates are to be issued, and the number of Shares which are to be issued in each name, accompanied or preceded by payment to the Corporation, by cash, certified cheque or wire transfer of immediately available funds, of the Exercise Price multiplied by the number of Shares being purchased.

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5. Issuance of Shares. Upon surrender of this Warrant and payment, the Corporation will issue to the Holder the number of Shares subscribed for and the Holder will be a shareholder of the Corporation in respect of such Shares at the date of surrender and payment. Shares issued upon exercise of this Warrant will be fully paid, non-assessable, and free from all taxes, liens and charges. No fractional Shares shall be issued as a result of the exercise of this Warrant. Should the exercise of this Warrant result in a fractional number of Shares being issuable to the Holder, the next higher whole number of Shares shall be issued to the Holder. While this Warrant is exercisable, the Corporation shall keep enough Shares authorized and reserved to satisfy the exercise of this Warrant. As soon as practicable after surrender and payment the Corporation will deliver to the Holder at the address or addresses specified in the Notice of Exercise a certificate or certificates evidencing the Shares subscribed for and to the extent necessary issue to the Holder a replacement Warrant Certificate on identical terms in respect of the number of Shares in respect of which the Holder has not exercised the rights evidenced hereunder which shall have effect from the date hereof, not from the date of such partial exercise.
6. Replacement Warrant Certificate. If this Warrant is stolen, lost, mutilated or destroyed the Corporation may, on such reasonable terms as to indemnity or otherwise as it may in its discretion impose, issue a new share purchase warrant certificate of like denomination, tenor and date as this Warrant so stolen, lost, mutilated or destroyed.
7. Adjustment of Exercise Price and Number of Shares. The Exercise Price and/or the number of Shares issuable upon exercise of this Warrant, as the case may be, shall be adjusted from time to time upon the occurrence of each of the following events:
(a)	In the event of any subdivision or change or subdivisions or changes of the Shares at any time while this Warrant is outstanding into a greater number of Shares, the Corporation shall thereafter deliver, and the Holder shall accept, at the time of any subsequent purchase of Shares as a result of the exercise of the right to purchase under this Warrant, in lieu of the number of Shares in respect of which the right to purchase is then being exercised, such greater number of Shares as would result from said subdivision or change or subdivisions or changes had the right of purchase been exercised before such subdivision or change or subdivision or changes and the Corporation shall adjust the Exercise Price by multiplying the Exercise Price in effect on the day preceding the effective date of such subdivision or change by a fraction, the numerator of which is the number of Shares outstanding prior to the effective date of such subdivision or change and the denominator of which is the total number of Shares outstanding immediately after such effective date.

(b)	In the event of any consolidation or consolidations of the Shares at any time while this Warrant is outstanding into a lesser number of Shares, the Corporation shall thereafter deliver, and the Holder shall accept, at the time of any subsequent purchase of Shares as a result of the exercise of the right to purchase under this Warrant, in lieu of the number of Shares in respect of which the right to purchase is then being exercised, such lesser number of Shares of the Corporation as would result from such consolidation or consolidations had the right of purchase been exercised before such consolidation or consolidations and the Corporation shall adjust the Exercise Price by multiplying the Exercise Price in effect on the day preceding the effective date of such consolidation by a fraction, the numerator of which is the number of Shares outstanding prior to the effective date of such consolidation and the denominator of which is the total number of Shares outstanding immediately after such effective date.

(c)	In the event of any reclassification or reclassifications of the Shares at any time while this

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Warrant is outstanding, the Corporation shall thereafter deliver, and the Holder shall accept, at the time of any subsequent purchase of Shares as a result of the exercise of the right to purchase under this Warrant, the number of shares of the Corporation of the appropriate class or classes resulting from said reclassification or reclassifications as the Holder would have been entitled to receive in respect of the number of Shares in respect of which the right of purchase is then being exercised had the right of purchase been exercised before such reclassification or reclassifications.

(d)	On the happening of each and every event referred to in the preceding three paragraphs (each an “Adjustment Event”) the applicable provisions of this Warrant shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

(e)	The Adjustment Events are to be cumulative. If and whenever an adjustment event occurs, the Corporation shall forthwith deliver to the Holder a certificate of the Corporation setting forth the details of the action taken and the adjusted number of Shares and/or securities, evidences of indebtedness or property issuable upon the exercise of this Warrant and the details of the calculation of such adjustment.
8. Notice of Certain Events
(a)	If the Corporation, at any time while this Warrant is outstanding, shall distribute to all or substantially all the holders of Shares any securities, evidence of indebtedness or property (excluding dividends paid in the ordinary course) to holders of Shares, the Corporation shall provide the Holder of this Warrant with not less than twenty (20) days notice in writing of such distribution to permit such Holder to exercise the rights herein provided.

(b)	If and whenever at any time while this Warrant is outstanding, there is proposed an event or transaction or series of transactions which would constitute a Liquidity Event, the Corporation shall provide the Holder not less than twenty (20) days notice in writing of such event together with sufficient information concerning such event or transaction as to allow the Holder to make an informed decision in respect to the exercise of rights herein.
9. Binding Obligation. The Corporation represents and warrants and agrees that it is duly authorized to create and issue this Warrant and the Shares to be issued hereunder and that this Warrant when signed by the Corporation as herein provided will be a valid and enforceable obligation of the Corporation in accordance with the provisions hereof and that, subject to the provisions hereof, it will cause the Shares from time to time subscribed for and purchased in the manner herein provided, and the certificates evidencing such Shares, to be duly issued.
10. Compliance with Securities Laws. Each certificate for Shares issued upon exercise of this Warrant or to a subsequent transferee shall (unless not required under applicable law) bear the legend set out at the top of the first page of this Warrant.
11. Non-Assignable. This Warrant is non-assignable and non-transferable and may not be exercised by or for the benefit of any person other than the Holder.
12. Miscellaneous.
(a)	Time shall be of the essence.

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(b)	This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(c)	This Warrant shall not be valid for any purpose whatever until it has been signed by the Corporation.
In Witness Whereof the Corporation has caused this Warrant to be executed as of the date first above written.

Mitel Networks Corporation

Per:
Name:
Title:

Form of Warrant	5

SCHEDULE “A”
NOTICE OF EXERCISE
TO: Mitel Networks Corporation (the “Corporation”)
          The undersigned Holder of the within Warrant dated as of April •, 2004 (the “Warrant”) hereby subscribes for                                         Common Shares (the “Shares”) in the capital of the Corporation at an Exercise Price, as adjusted, if necessary, in accordance with the terms of the Warrant, of $                                         per Share for a total purchase price of $                                        . The undersigned Holder, along with the delivery of this Notice, hereby delivers cash or a certified cheque, or by electronic wire transfer, full payment for the Shares.
          The undersigned Holder hereby directs that the Shares hereby subscribed for be issued and delivered as follows:
Name in Full                Address in Full                Number of Shares
          Dated as of this                     day of                                         .

Holder:

Authorized Signatory
Name:

Form of Warrant	Schedule A